Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE
___________________________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) [__]
________________________________________

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

(State of incorporation if not a national bank)	95-4655078 (I.R.S. employer identification No.)
1999 Avenue of the Stars - Floor 26 Los Angeles, CA (Address of principal executive offices)	90067 (Zip Code)

Christopher C. Holly, Esq.
Vice President and Assistant General Counsel
227 West Monroe Street, Suite 2600
Chicago, Illinois 60606
Tel: (312) 267-5063
(Name, address and telephone number of agent for service)
____________________________________________
DPL Inc.
(Exact name of obligor as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-1163136 (I.R.S. employer identification No.)
1065 Woodman Drive Dayton, Ohio (Address of principal executive offices)	45432 (Zip Code)

8% Senior Notes due 2009 (Title of the indenture securities)

Item 1.       General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.       Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.      List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.
Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with the Debt Securities of Florida Power Corporation d/b/a Progress Energy Florida, Inc. dated December 8, 2005, SEC File No. 333-103974, which is herein incorporated by reference).

Exhibit 2.
Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with the Debt Securities of Florida Power Corporation d/b/a Progress Energy Florida, Inc. dated December 8, 2005, SEC File No. 333-103974, which is herein incorporated by reference).

Exhibit 3.
Authorization of the Trustee to Exercise Corporate Trust Powers (see Exhibit 3 to Form T-1 filed in connection with the Debt Securities of Florida Power Corporation d/b/a Progress Energy Florida, Inc. dated December 8, 2005, SEC File No. 333-103974, which is herein incorporated by reference).

Exhibit 4.
Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with the Debt Securities of Florida Power Corporation d/b/a Progress Energy Florida, Inc. dated December 8, 2005, SEC File No. 333-103974, which is herein incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 27th day of March, 2006.

J. P. Morgan Trust Company, National Association
By	/s/ George N. Reaves
George N. Reaves Vice President

EXHIBIT 6

The consent of the Trustee required by Section 321 (b) of the Act

        March 27, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between DPL Inc. and J. P. Morgan Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

      Very truly yours,

      J. P. Morgan Trust Company, National Association

By:	/s/ George N. Reaves
George N. Reaves Vice President

EXHIBIT 7

A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority

31-Dec-05

($000)
Assets
Cash and Due From Banks	25,733
Securities	215,596
Loans and Leases	135,923
Premises and Fixed Assets	6,802
Intangible Assets	349,515
Goodwill	202,094
Other Assets	47,157
Total Assets	982,820

Liabilities
Deposits	96,108
Other Liabilities	54,523
Total Liabilities	150,631

Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	130,002
Total Equity Capital	832,189

Total Liabilities and Equity Capital	982,820